                                                                   Exhibit 10.15

                                  OFFICE LEASE



                                 By and Between



                        50 WEST SAN FERNANDO ASSOCIATES,
                        a California limited partnership
                                  ("Landlord")


                                      and


                       ABOVENET, a California Corporation
                                   ("Tenant")


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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
      SUMMARY OF LEASE PROVISIONS .......................................    1
      1.1       Tenant ..................................................    1
      1.2       Landlord ................................................    1
      1.3       Lease Date (for reference purposes only) ................    1
      1.4       Premises ................................................    1
      1.5       Improvement Allowance ...................................    1
      1.6       Term ....................................................    1
      1.7       Commencement Date .......................................    1
      1.8       Termination Date ........................................    1
      1.9       Monthly Base Rent .......................................    1
      1.10      [Intentionally Omitted] .................................    1
      1.11      [Intentionally Omitted] .................................    1
      1.12      Tenant's Allowed Parking Spaces .........................    1
      1.13      Use of Premises .........................................    1
      1.14      Security Deposit ........................................    1
      1.15      Addresses for Notices ...................................    2
      1.16      Summary Provisions in General ...........................    2

ARTICLE 2
      DEMISE ............................................................    2
      2.1       Demise of Premises ......................................    2
      2.2       Rentable Area ...........................................    2
      2.3       Ground Lease ............................................    2
      2.4       Tenant's Improvements ...................................    2

ARTICLE 3
      TERM ..............................................................    4
      3.1       Term ....................................................    4
      3.2       Lease Termination .......................................    4
      3.3       Lease Year; Calendar Year ...............................    4
      3.4       Option to Extend Lease Term .............................    4

ARTICLE 4
      POSSESSION ........................................................    5
      4.1       "As Is" Condition .......................................    5

ARTICLE 5
      RENT ..............................................................    5
      5.1       Base Rent ...............................................    5
      5.2       Late Charges ............................................    5
      5.3       Additional Rent .........................................    6
      5.4       [Intentionally Omitted] .................................    6
      5.5       Rent Deposit ............................................    7

ARTICLE 6
      [Intentionally Omitted]

ARTICLE 7
      USE OF PREMISES ...................................................   10
      7.1       Permitted Uses ..........................................   10
      7.2       Limitations .............................................   10
      7.3       Compliance with Law .....................................   10
      7.4       Signs; Directory ........................................   10

ARTICLE 8
      THE COMMON AREA ...................................................   11
      8.1       Tenant's Nonexclusive Right to Use ......................   11
      8.2       Landlord's Control ......................................   11

ARTICLE 9
      REPAIRS AND MAINTENANCE ...........................................   12
      9.1       Tenant's Obligations ....................................   12
      9.2       Landlord's Obligations ..................................   12
      9.3       Tenant's Negligence .....................................   12

ARTICLE 10


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
      ALTERATIONS AND ADDITIONS .........................................   12
      10.1      Restrictions ............................................   12
      10.2      Alterations Required By Law .............................   13
      10.3      Liens ...................................................   13
      10.4      Landlord's Improvements .................................   14

ARTICLE 11
      ASSIGNMENT AND SUBLETTING .........................................   14
      11.1      In General ..............................................   14
      11.2      Voluntary Assignment and Subletting .....................   14
      11.3      Involuntary Transfer ....................................   16
      11.4      Hypothecation ...........................................   17
      11.5      Binding on Successors ...................................   17

ARTICLE 12
      INSURANCE AND INDEMNITY ...........................................   17
      12.1      Tenant's Liability Insurance ............................   17
      12.2      Subrogation .............................................   17
      12.3      Tenant's Indemnity ......................................   15
      12.4      Release of Liability ....................................   18
      12.5      Tenant's Personal Property Insurance ....................   18

ARTICLE 13
      SERVICES AND UTILITIES ............................................   18
      13.1      Landlord's Obligations ..................................   18
      13.2      Tenant's Obligations ....................................   19

ARTICLE 14
      PERSONAL PROPERTY TAXES ...........................................   19
      14.1      Taxes on Tenant's Property...............................   19
      14.2      Taxes on Improvements ...................................   19

ARTICLE 15
      DAMAGE TO PREMISES ................................................   20
      15.1      Definition of Terms .....................................   20
      15.2      Insured Casualty ........................................   20
      15.3      Uninsured Casualty ......................................   20
      15.4      Tenant's Election .......................................   20
      15.5      Continuance of Lease ....................................   21
      15.6      Damage or Destruction Near End of Lease Term ............   21
      15.7      Termination of Lease ....................................   21
      15.8      Abatement of Rentals ....................................   21
      15.9      Liability for Personal Property .........................   21
      15.10     Waiver of Civil Code Remedies ...........................   21

ARTICLE 16
      DEFAULT AND REMEDIES ..............................................   21
      16.1      Events of Default .......................................   21
      16.2      Remedies ................................................   22
      16.3      Attorneys' Fees .........................................   24
      16.4      Landlord's Default ......................................   24

ARTICLE 17
      CONDEMNATION ......................................................   24
      17.1      Landlord's Right to Terminate ...........................   24
      17.2      Tenant's Right to Terminate .............................   24
      17.3      Temporary Taking ........................................   25
      17.4      Restoration and Abatement of Rent .......................   25
      17.5      Division of Condemnation Award ..........................   25

ARTICLE 18
      SUBORDINATION TO MORTGAGES ........................................   25
      18.1      Subordination ...........................................   25
      18.2      Subordination Agreements ................................   25
      18.3      Approval by Mortgagees ..................................   26
      18.4      Attornment ..............................................   26

ARTICLE 19
      GENERAL PROVISIONS ................................................   26
      19.1      Authority to Sign .......................................   26
      19.2      Intentionally Omitted ...................................   26
      19.3      Rules and Regulations ...................................   26


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      19.4      Holding Over ............................................   26
      19.5      Entry by Landlord .......................................   27
      19.6      Non-Discrimination ......................................   27
      19.7      Estoppel Certificate ....................................   27
      19.8      Transfer of Landlord's Interest .........................   28
      19.9      Interest ................................................   28
      19.10     Parking .................................................   28
      19.11     Limitation on Landlord's Liability ......................   29
      19.12     Waiver ..................................................   29
      19.13     Notices .................................................   29
      19.14     Joint and Several Obligation ............................   29
      19.15     Headings ................................................   30
      19.16     Time ....................................................   30
      19.17     Successors and Assigns ..................................   30
      19.18     Recordation .............................................   30
      19.19     Quiet Possession ........................................   30
      19.20     Prior Agreements ........................................   30
      19.21     Inability to Perform ....................................   30
      19.22     Attorneys' fees .........................................   30
      19.23     Severability ............................................   30
      19.24     Cumulative Remedies .....................................   30
      19.25     Choice of Law ...........................................   30
      19.26     Brokers .................................................   30
      19.27     Exhibits ................................................   31

EXHIBIT  A  -  FLOOR PLAN OF PREMISES
EXHIBIT  B  -  [INTENTIONALLY OMITTED]
EXHIBIT  C  -  [INTENTIONALLY OMITTED]
EXHIBIT  D  -  STANDARDS FOR UTILITIES AND SERVICES
EXHIBIT  E  -  RULES AND REGULATIONS
EXHIBIT  F  -  PARKING RULES AND REGULATIONS


                                      iii
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                                  OFFICE LEASE


For and in consideration of the rentals, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the herein described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Office Lease ("Lease").

                                   ARTICLE 1
                          SUMMARY OF LEASE PROVISIONS

        1.1     Tenant: AboveNet, a California corporation ("Tenant").

        1.2 Landlord: 50 West San Fernando Associates, a California limited partnership ("Landlord").

        1.3     Lease Date (for reference purposes only): May 15, 1996.

        1.4 Premises: An area consisting of one thousand nine hundred eight-six (1986) rentable square feet and one thousand seven hundred thirty-four (1734) usable square feet in that certain building located at 50 West San Fernando Street, Suite #1010, San Jose, California, otherwise known as Fairmont Plaza, (the "Building") , which area is on the tenth (10th) floor of the Building. (ARTICLE 2.)

        1.5     Improvement Allowance: None

        1.6     Term: 60 months. (ARTICLE 3.)

        1.7     Commencement Date: June 1, 1996. (ARTICLE 3.)

        1.8     Termination Date: May 31, 2001. (ARTICLE 3.)

        1.9 Monthly Base Rent: For each month of the following Lease Years and subject to increase upon exercise of the Expansion Option:

                Lease Year              Monthly Rate

                First Lease Year        $1.00 per rentable sq foot
                Second Lease Year       $1.25   "
                Third Lease Year        $1.50   "
                Fourth Lease Year       $2.10   "
                Fifth Lease Year        $2.10   "

        1.10    Base Year for Operating Expenses: 1996 (ARTICLE 6.)

        1.11 Tenant's Percentage Share: .0062%, calculated as a fraction, the numerator of which is 1986 (the net rentable area of the Premises) and the denominator of which is 323,065 (the net rentable area of the Building). (ARTICLE 6.)

        1.12 Tenant shall be entitled, but not obligated, to rent up to a total number of twelve (12) parking spaces allocated: Four (4) non-reserved parking space located within the On-Site Parking Facilities and Eight (8) non-reserved parking spaces located within the Off-Site Parking Facilities. (ARTICLE 19.)

        1.13 Use of Premises: General office uses in support of providing equipment service to Internet access and service providers (ARTICLE 7.) and computer related services

        1.14    Security Deposit: None


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        1.15    Addresses for Notices:

                To Landlord:      50 West San Fernando Street
                                  Suite 320
                                  San Jose, CA 95113
                                  Attn:  Steve Belomy

                To Tenant:        50 West San Fernando Street,
                                  Suite 1010
                                  San Jose, CA 95113
                                  Attn:  Sherman Tuan

        1.16 Summary Provisions in General. The parenthetical references in this Article 1 to other Articles in this Lease are for convenience of reference and designate some of the other Lease Articles where applicable provisions are set forth. All of the terms and conditions of each such referenced Article shall be construed to be incorporated within and made a part of each of the above referenced Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

                                   ARTICLE 2
                                     DEMISE

        2.1 Demise of Premises. Upon the terms, covenants and conditions set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 1.4 (the "Premises"). A floor plan of the Premises is attached hereto as Exhibit "A." The real property upon which the Building is situated is hereinafter referred to as the "Property."

        2.2 Rentable Area. The actual "usable area" of the Premises and the actual "rentable area" of the Premises is set forth in Section 1.4 above. The rentable area of the Premises shall be utilized to calculate the Base Rent set forth in Section 1.9 above and to make all other calculations under this Lease in which rentable area is a factor. For the purposes of this Lease, the Premises and the Building have been measured in accordance with the Building Owners and Managers Association Standard of Measurement ANSI Z65.1-1980 (the "BOMA Standard"). Tenant acknowledges that the rentable area of the Premises consists of the usable area of the Premises, together with an allocation of certain Building common areas and services areas equal to fourteen and one half percent (14.5%) of the usable area of the Premises.

        2.3 Ground Lease. Tenant hereby acknowledges that Landlord's interest in the Property consists of the leasehold interest under that certain Block 1 Office Parcel Ground Lease entered into by and between the Redevelopment Agency of the City of San Jose (the "Agency"), as landlord, and Landlord, as tenant, on or about December 4, 1986, as amended and restated in that certain Ground Lease dated April 30, 1990 (the "Ground Lease"). Tenant also hereby acknowledges that Tenant's rights and interests in the Premises are subject and subordinate to the terms and provisions of the Ground Lease.

        2.4     Tenant Improvements.

                2.4.1 Landlord Obligations. The parties hereto acknowledge that the Premises have been previously improved for the benefit of a prior tenant. Prior to the Commencement Date (defined below), Landlord, at its sole cost, shall repaint the Premises and provide for not less than ____ electrical outlets within locations in the Premises to be specified by Tenant. Other than the aforesaid repainting and installation of outlets, Landlord shall have no other obligation to refurbish, modify, or otherwise improve the Premises for the benefit of Tenant.

                2.4.2 Tenant's Right to Install. Tenant shall have the right, at any time during the Lease Term and at its sole cost and expense, to install and connect within the Building a


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
telco equipment riser from any basement level "demarc" location of any telecommunication provider servicing the Building to the Premises and/or to either of the existing telephone "closets" on the 10th floor of the Building; provided, however, the specific location(s) of the aforesaid riser shall be subject to the prior approval of Landlord. Tenant shall also have the right, at any time during the Lease Term and at its sole cost and expense, to install within the mechanical room on the l0th floor of the Building a separate heat pump to provide 24 hour computer room cooling for the Premises, which pump shall be connected to the Building's condenser water system; provided, however, the specific location(s) of the aforesaid pump shall be subject to the prior approval of Landlord and the installation thereof shall be subject Landlord's supervision and technical criteria. Tenant's installation of the telco riser and the heat pump, as provided herein, shall be carried out in accordance with and subject to the provisions of Article 10 hereof.

        2.5 Cancellation by Landlord. Landlord shall have the right to cancel this Lease, subject to the following:

                (a) Landlord shall have the right to give Tenant written notice cancelling this Lease, within thirty (30) days following the occurrence of any of the following:


                        (i) KPMG Peat Marwick, or its successors or assignees, (collectively, "Peat") exercises any option Peat has to Lease all or any portion of the Premises;

                        (ii) Peat surrenders to Landlord that portion of the tenth (10) floor of the Building which Peat is occupying as of the Commencement Date; or,

                        (iii) Tenant exercises its right to cancel that certain lease entered into by and between Landlord and Tenant with respect to portions of the eighteenth floor (18th) of the Building (the "Other Lease");

                (b) In the event Landlord gives Tenant notice within the time and in the manner provided for in (a) above, then this Lease shall be terminated on the date which is ninety (90) days following the date Tenant receives Landlord's cancellation notice;

                (c) If Tenant has received a cancellation notice from Landlord, then Tenant, prior to the scheduled date of termination and at its sole cost and expense, shall remove any and all improvements, fixtures, and equipment installed by Tenant in the Premises and repair any and all damage to the Premises (as well as to any other parts of the Building) resulting from either the installation or removal of Tenant's improvements, fixtures, and equipment; provided, however, Landlord's cancellation notice may provide a request that Tenant's improvement and fixtures (but not Tenant's movable equipment) remain on the Premises following the termination, in which event Tenant shall leave such items;

                (d) Upon the date of termination (as set forth in (c) above), Landlord and Tenant shall have no further rights or obligations under the Lease (nor shall Tenant have any other rights with respect to the Premises), except that Tenant shall remain liable to Landlord with respect to (i) any indemnity obligations as set forth in Article 12 below or elsewhere in this Lease, (ii) any and all costs which may be incurred to remove items and repair the Premises if Tenant has not complied with (c) above , and (iii) any damages with respect to any default by Tenant under this Lease occurring after the sending of its notice of cancellation but prior to the date of termination.

        2.6 Cancellation by Tenant. Tenant shall have the right to cancel this Lease, subject to the following:


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
                (a) Tenant shall give Landlord written notice of its election to cancel the Lease not earlier than January 1, 1997 nor later than December 1, 1997.

                (b) Tenant may not exercise its cancellation right if Tenant is in default in the performance of any of the terms and conditions of this Lease or of the Other Lease, which default continues after the expiration of any grace period and the giving of any notice, as provided in Article 16 below or in the Other Lease. Any notice of cancellation given by Tenant while Tenant is in default shall be of no force and effect. The period of exercise of any cancellation shall not be extended for any period in which Tenant is in default.

                (c) In the event Tenant gives Landlord notice within the time and in the manner provided for in (a) above, then this Lease shall be terminated on the date which is the later of (i) ninety (90) days following the date Landlord receives Tenant's cancellation notice, or (ii) the date Tenant, at its sole cost and expense, removes any and all improvements, fixtures, and equipment installed by Tenant in the Premises and repairs any and all damage to the Premises (as well as to any other parts of the Building) resulting from either the installation or removal of Tenant's improvements, fixtures, and equipment; provided, however, following Tenant's notice of cancellation, Landlord may provide written notice to Tenant requesting that Tenant's improvement and fixtures (but not Tenant's movable equipment) remain on the Premises following the termination, in which event Tenant shall leave such items;

                (d) Upon the date of termination (as set forth in (c) above), Landlord and Tenant shall have no further rights or obligations under the Lease (nor shall Tenant have any other rights with respect to the Premises), except that Tenant shall remain liable to Landlord with respect to (i) any indemnity obligations as set forth in Article 12 below or elsewhere in this Lease and (ii) any damages with respect to any default by Tenant under this Lease occurring after the sending of its notice of cancellation but prior to the date of termination.

                                   ARTICLE 3
                                      TERM

        3.1 Term. This Lease shall extend for the term stated in Section 1.6 above (the "Lease Term") , commencing on June 1, 1996 (the "Commencement Date").

        3.2 Lease Termination. This Lease shall terminate on May 31, 1996 (the "Termination Date"), unless earlier terminated as provided elsewhere in this Lease.

        3.3 Lease Year; Calendar Year. The term "Lease Year" shall mean each successive twelve (12) calendar month period of the Lease Term, commencing on the Commencement Date. The term "Calendar Year" shall mean each successive twelve (12) calendar month period from January through December.

        3.4 Option to Extend Lease Term. Landlord hereby grants to Tenant one (1) option ("Option") to extend the Lease Term with respect to the Premises on the following terms and conditions:

                (a) The Option shall give Tenant the right to extend the Lease Term for an additional ten (10) years (the "Extended Term");

                (b) Tenant shall give Landlord written notice of its exercise of the Option no later than one hundred eighty (180) days, nor earlier than three hundred sixty (360), prior to the Termination Date;

                (c) Tenant may not extend the Lease Term pursuant to this Section 3.4 if Tenant is in default in the performance of any of the terms and conditions of this Lease and/or the Other Lease, which default continues after the expiration of any grace period and the giving of any notice, as provided in Article 16 below or in the Other Lease. Any notice of exercise of the Option given by Tenant while Tenant is in default shall be of no force and effect. The period of exercise of the Option shall not be extended for any period in which Tenant is unable to exercise an Option by reason of Tenant's default. If Tenant is in default on the date that the Extended Term is to commence, then Landlord may elect to terminate this Lease pursuant to Section 16.2.1, notwithstanding any notice given by Tenant of the exercise of the Option.

                (d) All terms and conditions of this Lease shall apply during the Extended Term, except that Base Rent for the Extended Term shall be determined in accordance with Section 5.1.2 below;

                (e) Once Tenant delivers notice of its exercise of the Option, Tenant may not withdraw such exercise and, subject to the provisions of this Section 3.4, such notice shall operate to extend the Lease Term. Upon the extension of the Lease Term pursuant to this Section 3.4, the term "Lease Term" as used in this Lease shall thereafter include the Extended Term and the Termination Date shall be the expiration date of the Extended Term.


                                   ARTICLE 4
                                   POSSESSION

        4.1 "As is" Condition. Subject to Landlord's obligation to repaint and install electrical plugs (as set forth in Section 2.4 above), on the Commencement Date, Landlord shall be deemed to have delivered possession of the Premises to Tenant and Tenant shall be deemed to have accepted the Premises in its "As Is" condition.

                                   ARTICLE 5
                                      RENT

        5.1     Base Rent.

                5.1.1 Initial Lease Term. Beginning on the Commencement Date, Tenant agrees to pay to Landlord the base rent set forth in Section 1.9 above (the "Base Rent") on or before the first day of each calendar month during the Lease Term (including the Extended Term). Base Rent for any period during the Lease Term which is for less than one (1) month shall be prorated based upon a thirty (30) day month. Base Rent shall be paid to Landlord without demand, deduction, or offset, in lawful money of the United States of America, at Landlord's address set forth in Section 1.15 above or such other place as Landlord may from time to time designate in writing.

                5.1.2 Extended Term. If Tenant elects to extend the Lease Term pursuant to Section 3.4 above, Base Rent for the Extended Term shall be an amount equal to the then fair market rental value of the Premises in relation to market conditions as of the first day of such Extended Term. "Fair market rental value" shall be determined as follows:

                        (a) Mutual Agreement. After timely receipt by Landlord of Tenant's notice of exercise of the Option, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the fair market rental value of the Premises. If Landlord and Tenant agree on the fair market rental value for the Premises, then they shall immediately execute an amendment to this Lease stating such agreed upon fair market rental value as the Base Rent for the Extended Term. If Landlord and Tenant are unable to so agree upon the fair market rental value for the Premises, the provisions of Subsection (b) below shall apply.


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
                        (b) Appraisal. Within five (5) days after the expiration of the thirty (30) day period described in (a) above, each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser, with at least five (5) years full-time commercial appraisal experience in Santa Clara County, to appraise and set the fair market rental value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value. The cost of such sole appraiser shall be borne equally by the parties. If two appraisers are appointed by the parties as provided in this
Section 5.1.2 (b), the two appraisers shall meet promptly and attempt to set the fair market rental value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then the two appraisers shall attempt to select a third appraiser meeting the qualifications stated in this
Section 5.1.2(b) within ten (10) days after the last day the two appraisers are given to set the fair market rental value. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for the selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be instructed to select which of the two appraisals submitted by the parties' respective appraisers more closely represents the fair market rental value for the Premises, which selection shall be the fair market rental value of the Premises. In establishing the fair market rental value, the appraiser or appraisers shall consider the reasonable market rental value for the use of the Premises permitted in this Lease (which shall include, but not be limited to, considerations of rental rates for comparable space with comparable tenant improvements, cost of living or other rental adjustments, and/or the relative strength of the tenants) without regard to (i) the Base Rent applicable to the initial Lease Term, and
(ii) any alterations, additions or improvements to the Premises paid for by Tenant. In addition to the foregoing, Landlord and Tenant shall instruct the appraiser or appraisers to determine the fair market rental value of the Premises on a full service basis; i.e., the fair market rental value shall be inclusive of Tenant's Percentage Share of Operating Expenses projected for the first Lease Year of the Extended Term.

        5.2 Late Charges. If any installment of Base Rent or any other sum due from Tenant under this Lease shall not be received by Landlord or Landlord's designee within ten (10) days from when the same is due, then there shall become automatically due (without notice or demand from Landlord), and Tenant shall pay to Landlord, a late charge equal to ten percent (10%) of each overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost which Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of a Default by Tenant with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted or implied pursuant to the terms of this Lease.

        5.3 Additional Rent. All sums which Tenant is required to pay hereunder, including, without limitation, the amounts and charges set forth in
Article 6 and in Section 13.2, with any and all late charges and, pursuant to
Section 19.9 below, interest that may accrue thereon), and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant shall be additional rent hereunder ("Additional Rent"). In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of Base Rent. The term "Rentals" as used in this Lease shall mean Base Rent and Additional Rent.

        5.4     [Intentionally Omitted]


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
        5.5 Rent Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord an amount equal to Nineteen Hundred Eighty-six Dollars ($1986.00) as a deposit for the Base Rent due for the first month of the Lease Term.

                                   ARTICLE 6
             TENANT'S PERCENTAGE SHARE OF EXCESS OPERATING EXPENSES

        6.1 Definition of Operating Expenses. The term "Operating Expenses" shall mean:

                (a) All costs, expenses and fees paid or incurred by Landlord for the operation, maintenance, repair and management of the Premises, Building, Common Area (defined below), and Property which shall include, without limitation, the costs and expenses with respect to the following: services supplied to the Premises, Building and Common Area; security protection; water; HVAC; sewage, trash removal; fuel; electricity; heat; lighting systems; fire protection; storm drainage and sanitary sewer systems; materials; supplies; tools; equipment; rental of equipment; service agreements on equipment; Building insurance and other insurance (in such amounts and providing such coverage as determined in Landlord's sole discretion); maintenance and repair of all intrabuilding phone and network cabling; maintenance and repair of the roof of the Building and the structural parts of the Building; outside contractors employed in connection with the operation, maintenance, repair, and management of the Premises, Building and Common Area; fees for licenses and permits required for the operation of the Building and Common Area; contesting or complying with rules, regulations and orders of governmental authorities, including any required alterations and repairs required in connection therewith; accounting and legal fees; management fees and the fair rental value of the management office maintained in the Building by the property manager; maintenance, repair and operation of all parking areas and facilities for the Building; compliance with any obligations of Landlord under the Ground Lease to maintain, repair, and insure any "common areas," as said term is defined in the Ground Lease; maintenance, repair and operation of the public plaza in front of the Building; compliance with any "Allocable Share Agreement" with respect to the Silicon Valley Financial Center Project to which Landlord may be a party; the maintenance, repair or operation of any other public or nonpublic areas or improvements, whether or not such areas or improvements are contiguous or adjacent to the Building or the Property; capital improvements to the Building which actually reduce or eliminate other Operating Expenses (provided, however, costs for such capital improvements shall only be included within Operating Expenses to the extent of any actual reduction or elimination of other Operating Expenses); capital costs incurred as a result of complying with any laws of general applicability to the Building, the Property and/or the Premises; and,

                (b) All real estate taxes; personal property taxes (except as provided in Section 14.1 below); taxes computed or based on rental income or on square footage of the Premises or the Building (other than federal, state and municipal net income taxes); environmental surcharges; water and sewer taxes; any taxes which may be due pursuant to Health and safety Code Section 33673; subject to Section 14.2 below, all taxes and assessments levied, assessed or imposed on the Interior Improvements and any alterations made by Tenant to the Premises; and all other governmental impositions of any kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which during the Lease Term are laid, levied, assessed or imposed or become a lien upon or chargeable against the Premises, Building, Common Area and/or Property.

        Notwithstanding anything to the contrary in the definition of "Operating Expenses," Operating Expenses shall not include the following:

                        (i)     any Ground Lease rentals;

                        (ii) all expenditures required by Landlord's failure to comply with laws enacted on or before the Commencement Date;

                        (iii) any cost to the extent reimbursed to Landlord from any source (including insurance or condemnation proceeds);

                        (iv) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants or occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other (or prospective) tenants or occupants of the Building;

                        (v) depreciation on the Building, the Property or any equipment or machinery;

                        (vi) leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective other tenants or occupants of the Building, or in connection with any financing or refinancing negotiations with lenders and/or the Agency, as ground lessor; and,

                        (vii) except as to the amounts described in the last eight (8) lines of subsection (a) above, costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied.


        In the event any Operating Expense constitutes a capital expenditure (as determined in accordance with generally accepted accounting principles), the subject capital expenditure (together with interest equal to any interest actually paid by Landlord, to the extent that the capital expenditure in question has been financed by Landlord) shall be amortized on a monthly basis over the maximum useful life of the item for which the expenditure was made, and only the amortized amount allocable to a Calendar Year shall be included as an Operating Expense for such year.

        In the event that the Building is less than ninety-five Percent (95%) occupied during any Calendar Year, or in the event all of the Building is not provided with Building standard services during any Calendar Year, an adjustment shall be made in computing Operating Expenses for such Calendar Year so that the Operating Expenses shall be computed as though the Building had been ninety-five percent (95%) occupied or ninety-five percent (95%) of the Building had been supplied with Building standard services during such year. For the purposes of the aforesaid adjustment, any required projections of Operating Expenses shall be reasonably determined by Landlord. The "Tenant's Percentage Share" set forth in the lease of each tenant of the Building shall be prima facie evidence of each such tenant's percentage of occupancy of the Building for the purposes of such projection. Such adjusted Operating Expenses shall be used as the basis for determining Tenant's share of Excess Operating Expenses under Section 6.2 below.

        6.2 Determination of Tenant's Percentage Share of Excess Operating Expenses. Commencing in the Calendar Year 1997, Tenant shall pay, in accordance with Section 6.3 below, Tenant's Percentage Share of an amount equal to the excess of (a) the Operating Expenses paid by Landlord in the Calendar Year in question, over (b) the Operating Expenses paid by Landlord during the Base Year for Operating Expenses (the aforesaid excess to be paid by Tenant is referred to in this Lease as "Tenant's Percentage Share of Excess Operating Expenses").

        6.3 Payment of Tenant's Percentage Share of Excess Operating Expenses. Tenant's Percentage Share of Excess Operating Expenses shall be paid, as Additional Rent, in monthly installments on the first day of each month, in advance, without deduction, offset or prior demand, as follows:

                (a) At any time prior to the end of the Base Year for Operating Expenses, Landlord may give Tenant written notice of Landlord's estimate of the amount, if any, of Tenant's Percentage Share of Excess Operating Expense for the following Calendar Year. An amount equal to one-twelfth (1/12) of the aforementioned estimate shall be payable monthly by Tenant as aforesaid, commencing on the first day of the calendar month of the following Calendar Year and continuing until receipt of any notice of adjustment from Landlord given pursuant to subsections (b) or (c) below.

                (b) Prior to or during the last calendar month of each subsequent Calendar Year during the Lease Term or as soon as practicable thereafter, Landlord may give Tenant written notice of Landlord's estimate of the amount of Tenant's Percentage Share of Excess Operating Expenses for the next succeeding Calendar Year. An amount equal to one-twelfth (1/12) of the aforesaid estimate shall be payable monthly by Tenant as aforesaid, commencing on the first day of the calendar month following Landlord's notice and continuing throughout the Lease Term, subject to further adjustments following receipt of any notice of increase from Landlord given pursuant to this subsection (b) or subsection (c) below.

                (c) Landlord may at any time during any Calendar Year of the Lease Term adjust estimates of Tenant's Percentage Share of Excess Operating Expense to reflect current expenditures and, following written notice to Tenant of such revised estimate, subsequent payments by Tenant shall be based upon such revised estimate.

                (d) Within one hundred eighty (180) days after the end of each Calendar Year during the Lease Term or after the Termination Date or as soon thereafter as practicable, Landlord will furnish to Tenant a statement of the actual Operating Expenses paid or incurred by Landlord during the preceding Calendar Year, and thereupon within ten (10) days an adjustment will be made by payment to Landlord or repayment by Landlord (which repayment may be made by credit to Rentals becoming due, as Landlord shall determine), as the case may require, to the end that Landlord shall receive the entire amount of Tenant's Percentage Share of Excess Operating Expenses and no more. Such statements shall be binding upon Landlord and Tenant. Failure by Landlord to submit to Tenant such operating statement within the one hundred eighty (180) day period does not relinquish Landlord's right to bill and collect such expenses from Tenant. Tenant at its expense shall have the right at any reasonable time within twelve
(12) months after the end of a Calendar Year to audit Landlord's books and records relating to Operating Expenses for any Calendar Year, or at Landlord's sole discretion, Landlord will provide such audit prepared by a certified public accountant. If the Termination Date shall be on a day other than the last day of a Calendar Year, the amount of any adjustment to be made pursuant to this subsection (d) for the Calendar Year in which the Termination Date falls shall be prorated on the basis which the number of days from the commencement of such Calendar Year to and including such Termination Date bears to three hundred sixty-five (365). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this subsection (d).

                                   ARTICLE 7
                                USE OF PREMISES

        7.1 Permitted Uses. Tenant shall use and occupy the Premises only for the purposes set forth in Section 1.13 above. Tenant shall continuously and without interruption use the Premises for such purpose throughout the entire Lease Term. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

        7.2 Limitations. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way damage the Building or any part thereof, cause an increase in the existing rate of any fire or other insurance upon the Building or any of its contents, or cause the cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not use or operate any equipment, machinery or apparatus within the Premises which will (a) injure, vibrate or shake the Premises or the Building, (b) overload or damage existing intra-building cabling (including, without limitation, fiber optic lines, connections and related equipment), electrical systems or other utilities or equipment servicing the Premises or Building, or (c) impair the efficient operation of the sprinkler system (if any) or the heating, ventilating and air conditioning equipment within or servicing the Premises or the Building. All noise, noises or odors generated by Tenant's use of the Premises shall be muffled or contained in such a manner that they do not interfere with the businesses of other tenants within the Building. Tenant shall not change the exterior of the Building or install any equipment, antenna, machinery or other device on or make any penetrations of the exterior or roof of the Building. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord, or other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

        7.3 Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises or Building which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply (a) with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (including, without limitation, any and all laws relating to the operation and maintenance of the specialized equipment and fixtures installed in the Premises by Tenant), and (b) with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted; provided, however, Tenant shall not be required to make structural changes not related to or affected by Tenant's improvements or its use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

        7.4     Signs; Directory

                7.4.1 Placement of Signs. Landlord, at Landlord's expense, shall place signage with Tenant's name in the elevator lobby of the tenth (l0th) floor of the Building and at the entrance to the Premises. The aforesaid signage will be comprised of Building standard lettering and materials.

        Tenant shall not inscribe, paint, affix, place or permit to be placed any other sign, advertisement, notice, logo or placard anywhere in the Common Areas, or in the Building, or anywhere in the Premises which is visible from any Common Area or from outside of the Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. If Tenant installs any signage or other such items without Landlord's consent, Tenant, at its sole expense, shall remove the same promptly upon request by Landlord to do so and shall repair any damage arising therefrom. If Tenant fails to do so, Landlord may cause such removal and repair to be performed on Tenant's behalf at Tenant's expense, and the cost thereof shall be Additional Rent hereunder.

                7.4.2 Building Directory. Tenant shall be named in the Building directory. Additional names may be placed in or removed from the directory at the discretion of Landlord but at the sole expense of Tenant. Landlord reserves the right to limit the number of names to be placed on the directory for each tenant of the Building.

                                   ARTICLE 8
                                THE COMMON AREA

        8.1 Tenant's Nonexclusive Right, to Use. The "Common Area" shall mean those portions of the Building and Property, and all those facilities within the boundaries of the Property and within the Building, which are intended for the nonexclusive use of Tenant in common with other tenants and authorized users, including, but not limited to, entrances, lobbies, halls, corridors, service areas and the subterranean parking garage under the Building. Landlord hereby grants to Tenant and Tenant's agents, employees, invitees, guests and customers the nonexclusive right to use the Common Area in common with Landlord, Landlord's agents, and with other tenants and authorized users of the Building, subject to the provisions of this Lease.

        8.2 Landlord's Control. Landlord shall at all times during the Term of this Lease have exclusive control of the Common Area. In this connection, Landlord shall have the right, without the same constituting an actual or constructive eviction, and without entitling Tenant to any abatement of Rentals or other sums payable hereunder to:

                (a) Temporarily close any part of the Common Area to whatever extent required in the reasonable judgment of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein;

                (b) Temporarily close any part of the Common Area to, perform maintenance or for any other reason deemed sufficient by Landlord in its reasonable judgment;

                (c) Change the shape, size, location and extent of improvements on the Common Area;

                (d)     Eliminate or add any improvements;

                (e) Select a person to maintain and operate any of the Common Area at any time Landlord determines that the best interests of the Property will be served by having the Common Area maintained and operated by that person;

                (f) Make reasonable changes to the Common Area including, by way of illustration and not limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, common restrooms, exits, parking spaces, parking areas, sidewalks, traffic flow patterns and the site of the Common Area (but in no event decrease the number of Tenant's Allowed Parking Spaces as set forth in Section 1.12 above); and/or

                (g)     Change the name or, the address of the Building.

        The use of the Common Area shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time. Tenant shall keep the Common Area free and clear of all obstructions created or permitted by Tenant.

                                   ARTICLE 9
                            REPAIRS AND MAINTENANCE

        9.1 Tenant's Obligations. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Subject to Section 9.2 below, Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of the Lease Term surrender the Premises to the Landlord in good condition, ordinary wear and tear expected. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

        9.2     Landlord's Obligations. Except as otherwise provided in Section
9.3 below and without regard to responsibility for payment, Landlord shall repair and maintain, in reasonably good condition, the following: (a) the structural parts of the Building (including foundation, load-bearing and exterior walls, subflooring and roof); (b) the Common Area, including all landscaped areas and all parking areas and facilities for the Building; (c) all electrical, plumbing, sewage and other utility lines and equipment, including HVAC servicing the Building, which has been installed or furnished by Landlord; and (d) all exterior windows. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after proper written notice of the need for such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent (unless Landlord receives rental loss insurance proceeds and then only to the extent such proceeds are received and retained by Landlord), and there shall be no liability of Landlord by reason of any injury to or interference with Tenant's business (excluding personal injury or property damage) arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

        9.3 Tenant's Negligence. Anything in this Article 9 to the contrary notwithstanding, Tenant shall pay for all damage to the Premises or the Building caused by the negligence or willful misconduct of Tenant, its agents, employees, assignees, sublessees, contractors, or invitees or by the failure of Tenant to promptly discharge its obligations under this Lease or otherwise comply with the terms hereof.

                                   ARTICLE 10
                           ALTERATIONS AND ADDITIONS

        10.1 Restrictions. Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the prior written consent of Landlord. Landlord's consent to any proposed alterations may be conditioned on Landlord's receipt, review and approval of the plans and specifications for the proposed alterations, and of such other items relating to the proposed alterations as Landlord may request. Any alterations, additions or improvements to or of the Premises, including, but not limited to, wall coverings, carpeting, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the Lease Term, or earlier termination of this Lease, become a part of the Building and belong to the Landlord and, unless required to be removed as specified below, shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, and any contractor or person selected by Tenant to make the same must first be approved of in writing by the Landlord. All construction undertaken by Tenant shall be done in accordance with all laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any alterations, additions or improvements to the Premises which have been approved by Landlord until:

                (a) All required governmental approvals and permits have been obtained;

                (b) All insurance requirements of this Lease have be satisfied;

                (c) Tenant shall have given Landlord at least ten (10) days prior written notice of its intent to commence construction;

                (d) Tenant shall have fully complied with any conditions which Landlord has imposed in connection with its approval of Tenant's alterations;

                (e) Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences; and

                (f) If requested by Landlord, Tenant shall have obtained contingent liability and broad form builders risk insurance in an amount satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 12 below.

        Upon the expiration or sooner termination (including a cancellation by Landlord or Tenant pursuant to Article 2) of the Lease Term, Tenant shall, unless otherwise requested by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall repair any damage to the Premises caused by such removal.

        10.2 Alterations Recruited By Law. Tenant shall, upon Landlord's consent and subject to the provisions of Section 10.1 above, make any additional alterations, additions or improvements of any sort, whether structural or otherwise, to the Premises that are required by any law in connection with:

                (a) Tenant's use of any specialized equipment, fixtures, cabling, and/or components, and any change of use of the Premises,

                (b) Tenant's application for any permit or governmental approval, or

                (c) Tenant's construction or installation of any leasehold improvements or trade fixtures pursuant to Section 10.1 (and Section 2.4) above.

        10.3 Liens. Tenant shall keep the Premises, the Building and the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, Tenant to provide to Landlord a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics, and materialmen's liens and to insure completion of the work. Any lien filed against the Premises, Building, or Property for any work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be released or discharged by Tenant, at its sole cost, within ten (10) days of such filing. In the event Landlord acts to remove any lien filed against the Premises, Tenant shall, upon demand and as Additional Rent, reimburse Landlord for any costs and expenses expended in connection therewith, which costs shall include an administrative fee equal to fifteen percent (15%) of the amount of the lien so removed by Landlord.

        10.4 Landlord's Improvements. All fixtures, improvements or equipment which are installed or constructed on or attached to the Property or Building by Landlord at its expense shall become a part of the Building and belong to Landlord.

                                   ARTICLE 11
                           ASSIGNMENT AND SUBLETTING

        11.1 In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant's interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant's employees, except as specifically provided in this Article 11.

        11.2    Voluntary Assignment and Subletting.

                11.2.1 Notice to Landlord. Tenant shall, by written notice, advise Landlord of Tenant's desire on a stated date (which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Tenant's notice shall state the name, legal composition and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant certified as true and correct by such assignee or subtenant and prepared in accordance with generally accepted accounting principles within one (1) year prior to the proposed effective date of the assignment or sublease; the actual use of the proposed assignee's or subtenant's business to be carried on at the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; a current financial statement of Tenant; and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Section 11.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such assignment or sublease. Tenant may withdraw its notice at any time prior to the exercise by Landlord of its rights pursuant to Section 11.2.2 below.

                11.2.2 Landlord's Option. Within thirty (30) days of Landlord's receipt of a notice of Tenant's intention to transfer its interest in this Lease and/or the Premises to a third party, Landlord shall have the right to acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to transfer, on the same terms and conditions as the proposed transfer.

                11.2.3 Landlord's Consent. If Landlord does not exercise the right set forth in Section 11.2.2 above within thirty (30) days after receipt of Tenant's notice or if a proposed sublease is not subject to the provisions of
Section 11.2.2 above, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting, on the terms and conditions specified in said notice. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where Tenant is in default at the time of the giving of Tenant's notice or at any time thereafter, or where the net worth of the proposed assignee or subtenant (according to generally accepted accounting principles) is less than net worth of Tenant at the time this Lease is executed, such withholding of consent shall be presumptively reasonable. Any and all rent to be paid by an assignee or subtenant, including, but not limited to, any rent in excess of the Rentals to be paid under this Lease (prorated in the event that a sublease or less than the entire Premises) ("Excess Rent"), shall be paid by Tenant directly to Landlord, as Additional Rent, at the time and place specified in this Lease. For the purposes of this Article 11, the term "rent" shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, key money, bonus money and payments (in excess of the fair market value thereof) for Tenant's assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles and any capital stock or other equity ownership interest of Tenant.

        Any assignment or subletting without Landlord's consent shall be voidable at Landlord's option and shall constitute a Default by Tenant. Landlord's consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Article 11 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord's consent to an assignment or sublease shall not release Tenant from Tenant's obligations under this Lease, and Tenant shall remain Jointly and severally liable with the assignee or subtenant.

                11.2.4 Assumption of Obligations. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant's covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form approved by Landlord. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in Tenant's notice to Landlord given pursuant to
Section 11.2.1 above, except for any such modifications to which Landlord has consented in writing.

                11.2.5 Collection of Rent. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant's obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Section 11.2, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; provided, however, that until the occurrence of any Default by Tenant or except as provided by the provisions of
Section 11.2.3 above, Tenant shall have the right to collect such rent. Upon the occurrence of any Default by Tenant, Landlord may at any time without notice in Landlord's own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, toward Tenant's obligations under this Lease. Landlord's collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants; in the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord's sole discretion. "Rent" shall not include any revenue or income received by Tenant from any third party pursuant to any "co-location" agreement or any other agreement or arrangement whereby such party compensates Tenant for use of or connection to Tenant's equipment located on the Premises.

                11.2.6 No Bonus Value. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises and to exercise such other rights as are conferred upon Tenants by this Lease. The parties agree that this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future assignment or sublease of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be, and remain, the exclusive property of Landlord. Items of revenue or income excluded from "rent" in the last sentence of 11.2.5 above shall be retained by Tenant and shall not be regarded as "bonus value" under this Lease.

                11.2.7 Corporate Transfers. Any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of fifty percent (50%) or more of the capital stock of Tenant, or any sale (cumulative sale) of all the assets of Tenant shall be deemed an assignment of this Lease requiring the prior consent of Landlord; provided, however, the sale or transfer of all or any of the capital stock of the corporation which comprises Tenant, the capital stock of which is now or hereinafter becomes publicly traded, shall not be deemed an assignment of this Lease.

                11.2.8 Reimbursement of Fees. Tenant shall reimburse Landlord for its legal fees incurred in connections with Landlord's review of a proposed assignment or sublet, which reimbursement shall not exceed Seven Hundred and Fifty dollars ($750.00) per each proposed transfer.

                11.2.9 Reasonable Provisions. Tenant expressly agrees that the provisions of this Section 11.2 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time.

        11.3 Involuntary Transfer. No interest of Tenant in this Lease shall be assignable by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

                (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under the Bankruptcy Act is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

                (b)     Levy of a writ of attachment or execution on this Lease;

                (c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

                (d) Foreclosure of any lien affecting Tenant's interest in the Premises, which lien was not consented to by Landlord pursuant to Section
11.4 below.

An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Section 11.2.3 above, regarding rents paid by an assignee or subtenant and Section 11.2.6 above, shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed.

        11.4 Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant's interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.

        11.5 Binding on Successors. The provisions of this Article 11 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.

                                   ARTICLE 12
                            INSURANCE AND INDEMNITY

        12.1 Tenant's Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance, with liability limits of not less than One Million Dollars ($1,000,000) combined single limit coverage per occurrence and with an extended liability endorsement providing contractual liability (which shall include coverage for Tenant's indemnity set forth in Section 12.3 below) and broad form property damage coverage, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, the Building, the Common Area and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Landlord may periodically during the Lease Term, but not more frequently than once each twelve (12) months, increase the minimum liability limits specified in this Section 12.1 to an amount equal to the then prevailing minimum liability limits required by landlords of other similar properties in Santa Clara County of similar size and use. In the event Landlord and Tenant agree to increase the rentable area of the Premises, Landlord may increase the minimum liability limits set forth in this Section 12.1 in order to assure that Tenant's activities in the Premises, as increased, are adequately insured. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall be primary insurance (not requiring contribution from any insurance carried by Landlord) and shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. The insurance required hereunder shall name Landlord as an additional insured and shall be in companies rated A+, AAA, or better in "Best's Insurance Guide." Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses, satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days, prior written notice to Landlord.

        12.2 Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises, the Building, the Common Area, or the Property, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Premises, the Building, the Common Area, or the Property which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

        12.3 Tenant's Indemnity. Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, resulting from any construction activity performed in or about the Premises, Building or adjacent properties, or any officer, agent, employee, contractor, guest, or invitee of Tenant, and from all and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in the event any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to any agents, employees, clients, contractors, subcontractors, vendors, or invitees of Tenant in, upon, or about the Premises, the Building and the Property from any cause other than Landlord's willful misconduct or negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

        12.4 Release of Liability. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, except as to any personal injury or property damage resulting from the negligent or willful misconduct of Landlord or its agents. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments relating to the Premises, nor shall Landlord be liable for any loss of business by Tenant, or for any latent defects in the Premises or in the Building, except as otherwise expressly set forth in this Lease. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in any fixtures or equipment

        12.5 Tenant's Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term an "All-Risk" property insurance policy, which shall include, without limitation, coverage for earthquake, flood, boiler and machinery damage (if applicable), sprinkler damage, vandalism and malicious mischief, on all leasehold improvements installed in the Premises by Tenant at its expense (if any) , and on all equipment, trade fixtures, inventory, fixtures, furnishings and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing. Tenant shall also reimburse Landlord, as Additional Rent and within ten (10) days following written demand, for any and all premiums or additional premiums or other insurance related costs which are directly attributable to Tenant's specific operations on the Premises or any equipment and/or fixtures maintained or operated on the Premises.

                                   ARTICLE 13
                             SERVICES AND UTILITIES

        13.1 Landlord's Obligations. Provided there has not been a default by Tenant hereunder, Landlord agrees to furnish, or cause to be furnished, to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit "D," subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to provide Tenant any utilities or services by reason of accidents, breakdowns, strikes or other labor disturbances, governmental action, or other causes beyond the control of Landlord shall not result in liability to Landlord. Furthermore, Tenant shall not be entitled to any abatement or reduction of Rentals, nor shall Tenant be relieved of the obligation to perform any of its obligations hereunder, by reason of such failure by Landlord. This Section shall not release Landlord from any duty to repair, restore, replace or maintain the Premises which Landlord may have pursuant to the terms of this Lease.

        13.2    Tenant's Obligations. Tenant shall pay for the following;

                (a) All telephone service and all other utilities and services which may be furnished to or used in or about the Premises during the Lease Term, which utilities and services are not expressly required to be provided, or otherwise paid, for by Landlord;

                (b) All Excess Utility Charges. "Excess Utility Charges" shall mean all charges incurred by Landlord and/or the Building with respect to HVAC and electrical power use which is consumed on the Premises during regular Building hours (as set forth in subsection (b) of Exhibit "D") and which are in excess of normal Building consumption (as reasonably determined by Landlord) ;

                (c) All After-Hour Charges. "After-Hour Charges" shall mean HVAC and electrical charges with respect to usage on the Premises after regular Building hours, which After-Hour Charges shall be imposed at Landlord's standard after-hour charge, as established by Landlord from time to time; provided, however, Landlord may impose a higher After-Hour Charge to Tenant if Tenant's base use of HVAC and Electrical is excess of normal Building consumption (as reasonably determined by Landlord.

        Tenant shall pay the items in (a) above directly to the service provider prior to delinquency and shall pay the items in (b) and (c) above within ten
(10) days following a receipt of a statement or invoice from Landlord.

                                   ARTICLE 14
                            PERSONAL PROPERTY TAXES

        14.1 Taxes on Tenant's Property. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed which become payable during the term hereof upon any improvements installed at Tenant's expense, equipment, furniture, fixtures and personal property. In the event any or all of the Tenant's improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

        14.2 Taxes on Improvements. If the Tenant Improvements and/or any other improvements made to the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the Property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which other tenant improvements conforming to Landlord's normal standards for the Building in other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of
Section 14.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether improvements in the Premises are assessed at a higher valuation than Landlord's normal standards, as aforesaid, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of constructing the interior improvements in the Premises shall be used.

                                   ARTICLE 15
                               DAMAGE TO PREMISES

        15.1    Definition of Terms. For the purposes of this Lease, the term:
(a) "Insured Casualty" means damage to or destruction of the Premises from a cause actually insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction; and (b) "Uninsured Casualty" means damage to or destruction of the Premises from a cause not actually insured against, or from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or from a cause actually insured against but for which the insurance proceeds are not paid or made available to Landlord within sixty (60) days of the event of damage or destruction.

        15.2    Insured Casualty.

                15.2.1 Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building, Landlord shall rebuild or restore the Premises or the Building substantially to the condition existing immediately prior to the damage or destruction, provided the damage or destruction was not a result of a negligent or willful act of Tenant and that there exist no governmental codes or regulations that would interfere with Landlord's ability to so rebuild or restore.

                15.2.2 Landlord's Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building, Landlord may rebuild or restore the Premises or the Building substantially to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days from the event of damage or destruction of Landlord's election to either rebuild or restore the Premises or terminate this Lease.

        15.3 Uninsured Casualty. In the event of an Uninsured Casualty, Landlord may (i) rebuild or restore the Premises as soon as reasonably possible at Landlord's expense (unless the damage or destruction was caused by a negligent or willful act of Tenant, in which event Tenant shall pay all costs of rebuilding or restoring), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty (60) days after the event of damage or destruction of Landlord's election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction was caused by a negligent or willful act of Tenant, Tenant shall be liable therefor to Landlord.

        15.4 Tenant's Election. Notwithstanding anything to the contrary contained in this Article 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord's architect or construction consultants, the restoration of the Premises cannot be substantially completed within one hundred twenty (120) days after the event of damage or destruction. Tenant's election shall be made by written notice to Landlord within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said ten (10) day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said one hundred twenty
(120) day period, provided that Landlord is proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said notice within said ten (10) day period, this Lease shall terminate as of the date of the event of damage or destruction.

        15.5 Continuance of Lease. If Landlord is required or elects to rebuild or restore the Premises pursuant to this Article 15, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration.

        15.6 Damage or Destruction Near End of Lease Term. Not withstanding anything to the contrary contained in this Article 15, in the event the Premises are damaged or destroyed in whole or in part (regardless of the extent of damage) from any cause during the last twelve (12) months of the Lease Term, Landlord may, at Landlord's option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the event of such damage or destruction. For purposes of this Section 15.6, if Tenant has been granted an option to extend or renew the Lease Term pursuant to another provision of this Lease, then the damage or destruction shall be deemed to have occurred during the last twelve (12) months of the Lease Term if Tenant fails to exercise its option to extend or renew within twenty (20) days of the event of damage or destruction.

        15.7 Termination of Lease. If the Lease is terminated pursuant to this Article 15, the unused balance of the Security Deposit shall be refunded to Tenant. Rentals shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord.

        15.8 Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Article 15, the then current Rentals shall be proportionately reduced during the period of repair or restoration, based upon the extent to which the making of repairs interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord.

        15.9 Liability for Personal Property. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any improvements, alterations or additions to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by, Tenant or at the expense of Tenant. If Landlord or Tenant do not elect to terminate this Lease pursuant to this Article 15, Tenant shall be obligated to promptly rebuild or restore the same to the condition existing immediately prior to the damage or destruction in accordance with the provisions of Article 10 above.

        15.10 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

                                   ARTICLE 16
                              DEFAULT AND REMEDIES

        16.1 Events of Default. Tenant shall be in default of this Lease upon the occurrence of any of the following events:

                (a)     Tenant's failure to pay any Rentals within five

(5) days from when the same is due, as provided in this Lease;

          (b) Commencement and continuation for at least thirty (30) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors;

          (c) The occurrence of any of the following and the continuation thereof for at least thirty (30) days:

               (i) Voluntary appointment of a receiver, trustee, keeper or other person who takes possession of substantially all of Tenant's assets or of any asset used in Tenant's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

               (ii) Involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than thirty (30) days of substantially all of Tenant's assets or of any asset used in Tenant's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

               (iii) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

               (iv) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation or a partnership;

               (v) Levy of a writ of attachment or execution on Tenant's interest under this Lease, if such writ is not being contested and continues for a period of ten (10) days;

          (d) Transfer of this Lease or the Premises by Tenant contrary to the provisions of Article 11 above;

          (e) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease (which shall incorporate all exhibits attached hereto) or of any other obligation owing or due to Landlord, where such breach continues for a period of thirty (30) days following written notice from Landlord (or if such breach cannot be reasonably cured within thirty (30) days, Tenant does not commence to cure the default within the aforesaid thirty
(30) day notice period and/or does not diligently and in good faith prosecute the cure to completion after such period); or,

          (f) Breach or default by Tenant of any of the terms or provisions of the Other Lease (as defined in Section 2.5(b) above) and such breach or default has not been cured following the giving of any notice and/or within any cure period provided for in the Other Lease.

     The term "Default by Tenant," as used in this Lease, shall mean and refer to all of the events described in this Section 16.1.

     16.2 Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

          16.2.1 Termination. Upon any Default by Tenant, Landlord shall have the right (but not the obligation), by giving written notice, to terminate this Lease and Tenant's right to possession of the Premises. The parties agree that any notice given by Landlord to Tenant pursuant to this Section 16.2.1 shall be sufficient notice for purposes of California Code of Civil Procedure Section 1161 and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. In no event shall this Lease be terminated unless and until Landlord expressly indicates in writing that this Lease has terminated. Any exercise by Landlord of its right to terminate this Lease shall not be construed as a termination of the Other Lease, which Other Lease may only be terminated pursuant to the terms and provisions thereof. Upon termination of this Lease, Landlord shall have the right to recover from Tenant:

          (a) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

          (b) The worth at the time of award of the amount by which the rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

          (c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

          (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

               (i) Expenses in retaking possession of the Premises;

               (ii) Expenses for cleaning, repairing or restoring the Premises;

               (iii) Any unamortized real estate brokerage commission paid in connection with this Lease;

               (iv) Expenses for removing, transporting and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

               (v) Expenses of reletting the Premises, including without limitation, brokerage commissions and attorneys' fees;

               (vi) Attorneys' fees and court costs; and

               (vii) Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any).

     The "worth at the time of award" of the amounts referred to in subsections
(a) and (b) of this Section 16.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

          16.2.2 Continuance of Lease. Upon Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Section 16.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including the rights and remedies specified in this Section 16.2.

          16.2.3 Reletting Premises. Upon Default by Tenant, Landlord may, at Landlord's election, re-enter the Premises, and without terminating this Lease, and at any time and from time to time, relet the Premises or any part or parts thereof for the account and in the name of Tenant or otherwise. Landlord may, at Landlord's election, eject Tenant or any of Tenant's subtenants, assignees or other person claiming any right in or through this Lease. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease all sums required to be paid by Tenant under this Lease, plus Landlord's expenses, less the proceeds of any sublease or reletting. The expenses allowed Landlord shall include without limitation costs paid to retake possession of the Premises (including attorneys' fees), costs to place the Premises in its original condition, ordinary wear and Lear excepted, costs to secure new tenants (including brokers' commissions and attorneys' fees) and costs to fulfill all of Tenant's covenants and conditions hereunder to the end of the Lease Term. No act by or on behalf of Landlord under this Section 16.2.3 shall constitute a lease termination unless Landlord gives Tenant written notice of termination as provided in Section 16.2.1 above. Notwithstanding any prior reletting without termination, Landlord may later elect to terminate this Lease because of a default by Tenant.

     16.3 Attorneys' Fees. Tenant shall pay reasonable fees and costs of attorneys engaged by Landlord in collection of Rentals or to enforce any of Landlord's rights and remedies under this Article 16 and applicable law.

     16.4 Landlord's Default, Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty days, Landlord has not commenced diligently to prosecute the cure to completion. In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises, Building and/or Property whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to affect a cure.

                                   ARTICLE 17
                                  CONDEMNATION

     17.1 Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation) all or any material portion of the Property and/or all or any material portion of the Building is so taken. Any such option to terminate by Landlord shall be exercised within a reasonable time period, to be effective as of the date possession is taken by the condemnor. For purposes hereof, a "material portion" of the Property shall mean (a) any taking of ten percent (10%) or more of the land area of the Property, (b) any taking which results in the loss of ten percent (10%) or more of the then available parking spaces on the Property, or (c) any taking of ten percent (10%) or more of the rentable area of the Building.

     17.2 Tenant's Right to Terminate. Tenant shall have the option to terminate this Lease if, as the result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (a) all of the Premises is so taken; or (b) such portion of the Premises is taken such that the remaining portion of the Premises cannot, in the reasonable judgment of the Tenant, be utilized for the continuing operation of Tenant's business therein. Tenant shall exercise such option within thirty (30) days of notice of such taking. Such exercise by Tenant shall be effective on the date that possession of the condemned portion of the Premises is taken by the condemnor.

     17.3 Temporary Taking. If any portion of the Premises is temporarily taken for one (1) year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which either exceeds one (1) year or which extends beyond what would have been the expiration of the Lease Term without such taking, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

     17.4 Restoration and Abatement of Rent. If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated as provided above, then Landlord shall restore the Premises and Tenant Improvements constructed by Landlord to an architecturally complete unit to the extent that proceeds received by Landlord from the condemnation are sufficient therefor. Thereafter, except in the case of a temporary taking, as of the date possession is taken by the condemnor, the monthly Base Rent (but not any Additional Rent) shall be reduced in the same proportion that the rentable area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original rentable area of the Premises.

     17.5 Division of Condemnation Award. Any award made for any condemnation of the Property or Premises shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (a) for the taking of personal property or trade fixtures belonging to Tenant; (b) for the interruption of Tenant's business or its moving costs; (c) for the loss of Tenant's goodwill; or (d) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                   ARTICLE 18
                           SUBORDINATION TO MORTGAGES

     18.1 Subordination. This Lease shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations and extensions thereof) in any amount whatsoever now or hereinafter placed on or against or affecting the Premises, the Building or the Property, or Landlord's interest or estate therein (collectively "Mortgages") which subordination shall be effective without the necessity of execution and delivery of any further instruments on the part of Tenant. Any mortgagee under a Mortgage ("Mortgagee") shall have the right to elect to have this Lease prior to their interest, whether this Lease is dated prior or subsequent to the date, or the date of recordation, of such Mortgage.

        18.2 Subordination Agreements. Tenant shall execute and deliver, without charge therefor, such further documents and instruments evidencing the subordination of this Lease to any Mortgage as may be required by Landlord within ten (10) days following Landlord's request therefor; provided that Tenant shall not be required to execute a subordination to any Mortgage unless the Mortgagee thereunder agrees in writing that this Lease shall not be terminated in the event of any foreclosure if Tenant is not then in default under this Lease. Failure of Tenant to execute instruments evidencing subordination of this Lease to a Mortgage shall constitute a Default by Tenant hereunder.

     18.3 Approval by Mortgagees. Tenant hereby acknowledges that the provisions of this Lease may be subject to the approval of any financial institution that may make a loan secured by a Mortgage. If the financial institution shall require, as a condition of such financing, any modifications of this Lease in order to protect its security interest in the Premises, including, without limit, modifications of the provisions relating to the damage to and/or destruction of the Premises, Tenant agrees to execute the appropriate amendments; provided, however, that no modifications shall substantially change the size, location or dimension of the Premises or increase the rentals payable by Tenant hereunder. If Tenant refuses to execute any such amendment, Landlord may, in Landlord's discretion, terminate this Lease.

     18.4 Attornment. In the event of a foreclosure or the exercise of a power of sale under any Mortgage, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided that such purchaser agrees to comply with the terms hereof.


                                   ARTICLE 19
                               GENERAL PROVISIONS

     19.1 Authority to Sign. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of California, that Tenant has full right and authority to enter into this Lease and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     19.2 Intentionally Omitted.

     19.3 Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached hereto as Exhibit "E." Landlord shall have the right from time to time to promulgate amendments and additional rules and regulations for the care and orderly management of the Building, and for the safety of its tenants and invitees, provided that such amendments and additional rules and regulations are reasonable and nondiscriminatory. Upon delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with the rules and regulations. A violation by Tenant of any such rules and regulations, including any amendments thereof, shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible to Tenant for the nonperformance of any such rules and regulations by any other tenants or occupants of the Building.

     19.4 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the Termination Date with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a Base Rent in an amount equal to the one hundred fifty percent (150%) of the last monthly Base Rent payable hereunder, plus Additional Rent and all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. If Tenant remains in possession of the Premises after the Termination Date without Landlord's consent, Tenant shall indemnify Landlord against any loss or liability resulting from Tenant's failure to surrender the Premises, including, without limitation, any claims made by any succeeding tenants based on delay in the availability of the Premises.

     19.5 Entry by Landlord. Landlord reserves and shall at any and all times have the right, without abatement of Rentals, to enter the Premises inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby. With respect to the foregoing, Landlord shall use its best reasonable efforts to not unreasonably interfere with Tenant's business; provided, however, Landlord shall not be liable to Tenant for any interference with Tenant's use of the Premises. Tenant hereby waives any claim for damages (excluding personal injury or property damage resulting from the negligent or willful misconduct of Landlord) or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

     19.6 Non-Discrimination. Tenant hereby covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions:

           "That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, age, handicap, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of Tenants, lessee, subtenants, sublessees or vendees in the Premises herein leased."

     19.7 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the Base Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property of which the Premises are a part. Tenant's failure to deliver such statement to Landlord within the time period herein specified shall be a material breach of this Lease.

     19.8 Transfer of Landlord's Interest. In the event of a sale or conveyance by the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) of Landlord's interest in the Premises, Building or Property other than a transfer for security purposes only, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be relieved, from and after the date of such transfer, of all obligations and liabilities accruing thereafter on the part of Landlord. Following such sale or conveyance by Landlord (or the then grantor), Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee.

     19.9 Interest. Any installment of Base Rent or any other sum due from Tenant under this Lease which is received by Landlord after thirty (30) days from when the same is due shall bear interest from said thirtieth (30th) day until paid, at an annual rate equal to the greater of: (i) ten percent (10%); or
(ii) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.


     19.10 Parking.

          19.10.1 Parking Areas. The "parking areas" for the Building are comprised of the On-Site Parking Facilities and the Off-Site Parking Facilities. "On-Site Parking Facilities" shall mean and refer to the subterranean parking facilities located below the Building, which facilities are owned and operated by Landlord pursuant to its rights under the Ground Lease. "Off-Site Parking Facilities" shall mean and refer to such parking facilities located not more than four blocks from the Building, which facilities will be operated by Landlord or Landlord's designee pursuant to an operation agreement with the Agency.

          19.10.2 Tenant's Rights. Subject to the parking rules and regulations set forth in Exhibit "F" attached hereto, Tenant shall have the right to lease up to the number of parking spaces within parking facilities for the Building specified in Section 1.12 above ("Tenant's Allowed Parking Spaces") on a nonexclusive basis. Tenant shall, prior to the Commencement Date, notify Landlord of the actual number of Tenant's Allowed Parking Spaces it intends to lease. Thereafter, Tenant may reduce or increase the number of Tenant's Allowed Parking Spaces actually leased by providing Landlord written notice thereof, which reduction or increase shall become effective in the calendar month immediately following such notice.

          19.10.3 Parking Fees. Tenant shall, on a monthly basis, pay to Landlord, for the number of Tenant's Allowed Parking Spaces actually leased by Tenant pursuant to Section 19.10.2 above, the currently scheduled parking fees for the parking areas for the Building which are in effect from time to time. As of the date of execution of this Lease, the fees for unreserved parking spaces located in the On-Site Parking Facilities is equal to Seventy-five Dollars ($75) per space and for parking spaces located in the Off-Site Parking Facilities, Fifty-five Dollars ($55) per space. The parking fees to be paid by Tenant for Tenant's Allowed Parking Spaces shall be determined by Landlord and may be adjusted by Landlord at any time during the Lease Term to conform to changes in applicable market rates as reasonably determined by Landlord, from time to time.

          19.10.4 Landlord's Right to Relocate Parking. Landlord reserves the right to relocate the Off-Site Parking Facilities during the term of the Lease in order to accommodate the course of construction of additional phases of the Silicon Valley Financial Center. Landlord shall also have the right to temporarily or permanently relocate and redesignate Tenant's spaces in the On-site Parking Facilities to other areas located in the On-Site Parking Facilities in order to provide parking facilities for all tenants of the Building.

     19.11 Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns, hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

          (a) Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Building;

          (b) No partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

          (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

          (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

          (e) No judgment will be taken against any partner of Landlord;

          (f) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

          (g) No writ of execution will ever be levied against the assets of any partner of Landlord;

          (h) The covenants and agreements of Tenant set forth in this Section
19.11 shall be enforceable by Landlord and any partner of Landlord.

     19.12 Waiver. The waiver by Landlord of any terms, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rentals hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular Rentals so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rentals.

     19.13 Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing and shall be served by personal service or mailing. All notices and demands which are mailed shall be sent by United States first class mail (registered or certified, return receipt requested), addressed to the addresses set forth in
Article I hereof, if sent prior to Tenant's taking possession of the Premises, or at the Premises if sent subsequent to Tenant's taking possession of the Premises, or at any place where Tenant or any agent, employee, or officer can be found, if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises or to such other place as either party may designate to each other in accordance with the provisions of this Article 19.13. Any notice given pursuant to this Section 19.11 shall be deemed served when delivered by personal service, or as of seventy-two (72) hours after the deposit thereof in the United States mail.

     19.14 Joint and Several Obligation. If there be more than one (1) person executing this Lease as "Tenant" or as a general partner of Tenant, then each such person shall be jointly and severally liable for each and every duty and obligation arising on the part of "Tenant" under this Lease. In addition to Landlord's other rights and remedies as set forth herein and as provided by law, Landlord shall have the right in the event of a breach or Default by Tenant under this Lease, to proceed against any one or all of the persons executing this Lease as Tenant.

     19.15 Headings. The headings and titles to the Articles, Sections and Subsections of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     19.16 Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

     19.17 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     19.18 Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

     19.19 Quiet Possession. Upon Tenant paying the Rentals required hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

     19.20 Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings, written or oral, pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding upon any party until fully executed by both parties hereto.

     19.21 Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

     19.22 Attorneys' fees. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the Court may adjudge reasonable as attorneys' fees.

     19.23 Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

     19.24 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     19.25 Choice of Law. This Lease shall be governed by the laws of the State of California.

     19.26 Brokers. Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease to whom a commission or finder's fee is payable.

     19.27 Exhibits. All Exhibits, Amendments, or Addendum attached hereto, and all terms and conditions contained therein, are incorporated into, and shall become part of, this Lease.

     The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

                                            LANDLORD:

                                            50 WEST SAN FERNANDO ASSOCIATES,
                                            a California limited partnership

                                            By:  SFG SAN JOSE COMPANY, LLC, an
                                                 Indiana limited liability
                                                 company

                                                 By:  MELVIN SIMON & ASSOCIATES,
                                                      INC.
                                                      its Manager

Dated:____________________________               By:____________________________

                                                      Name:_____________________

                                                      Title :___________________

                                            TENANT:

                                            AboveNet, a California corporation

Dated:____________________________          /s/ SHERMAN TUAN
                                            ------------------------------------
                                            By: Sherman Tuan, president

                                  EXHIBIT "A"
                             FLOOR PLAN OF PREMISES

                                   EXHIBIT "B"
                             [Intentionally Omitted)

                                   EXHIBIT "C"
                             [Intentionally Omitted]

                                   EXHIBIT "D"
                      STANDARDS FOR UTILITIES AND SERVICES

     The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

     As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall:

     (a) Provide nonattended automatic elevator facilities Monday through Friday, except holidays, from 7;30 a.m. to 6:00 p.m. and Saturdays from 7:30 a.m. to Noon, and have one elevator available at all other times. Should Landlord determine that additional security is required in order to monitor Tenant's usage of the freight or passenger elevators, Tenant shall reimburse Landlord (determined as additional rent) for the costs of such additional services.

     (b) on Monday through Friday, except holidays, from 8:00 a.m. to 8:00 p.m., Saturdays from 9:00 a.m. to 1:00 p.m. (and at other times for a reasonable hourly additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The aforesaid hours shall, for the purposes of Section 13.2, comprise the "regular building hours". The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeymen's wages for air conditioning mechanics.

     (c) Furnish to the Premises, on Monday through Friday, except holidays, from 8:00 a.m. to 8:00 p.m., Saturdays from 9:00 a.m. to 1:00 p.m. electric current as required by the Building standard office lighting and fractional horsepower office business machines in an amount not to exceed .025 KWH per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, shall be reimbursed by Tenant to Landlord as Excess Utility Charges and/or After-Hour Charges pursuant to Section 13.2 of the Lease. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this

Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.

     (d) Water will be available in public areas for drinking and lavatory purposes.

     (e) Tenant shall provide it own janitor service to the Premises, provided that any company retained by Tenant shall be subject to Landlord's approval and any rules and regulations established by Landlord (from time to time) . Tenant shall assure that the Premises are to be kept clean. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

     Subject to the provision of Section 13.1 and 19.5, Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel.

     Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services including any rationing, limitation or other control on the quantity of utilities consumed.

                                  EXHIBIT "E"

                             RULES AND REGULATIONS


     1. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window or glass door on the Premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, said above items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

     2. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exists, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

     3. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude and limit any other names therefrom.

     4. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall in no event be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or other employee or any other person. Janitor service will not be furnished on nights when rooms are occupied after 9:00 p.m. Window cleaning shall be done only at regular and customary times determined by Landlord for such services.

     5. Landlord will furnish Tenant, free of charge, with two keys to each corridor door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     6. No boring or cutting for telephone, telegraph, burglar alarms, electric wires or similar services shall be allowed without the consent of Landlord and any such wires permitted shall be introduced at the place and in the manner described by Landlord. The location of telephones, speakers, fire extinguishers and all other office equipment affixed to premises occupied by tenants shall be subject to the written approval of Landlord. Each tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone, telegraph and electricity distribution equipment.



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
     7. The Building freight elevator(s) shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building. Landlord reserves the right to refuse the transporting of any materials in the elevators which may be of a hazardous or bulky nature, or be beyond the loading capacity or operational capacity of the elevators. Tenant shall be liable for any and all repairs to the elevators due to the improper use or misuse of the elevators by Tenant, its agents, employees or invitees.

     8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     9. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance,- or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     10. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

     11. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Buildings heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

     12. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall



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

be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

     13. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     14. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord. No cooking shall be done or permitted on the Premises except for that used by Tenant of U.L. approved equipment for the brewing of coffee, tea and other similar beverages.

     15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     16. Tenant shall not sell, or permit the sale at retail of newspapers magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

     17. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Tenant shall not install any burglar alarm, security system, or other similar protection device without the prior written approval of Landlord.

     18. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes or wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     19. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

     20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

     21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     22. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall



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

not place in any, trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Tenant shall be charged accordingly for any costs incurred in the removal of rubbish or debris not commonly incurred in normal business activity. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     24. Tenant shall not use in any space or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     25. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     27. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     28. Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's Lease of its Premises in the Building.

     31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

     33. Tenant shall cooperate with Landlord in complying with all resolutions and requirements established by governmental agencies relative to transportation and transit conditions established for the Building and shall designate a responsible employee to represent Tenant in all matters pertaining to transportation.



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

                                   EXHIBIT "F"

                          PARKING RULES AND REGULATIONS


     The following rules and regulations shall govern use of the parking areas and facilities for the Building (the "Parking Areas"):

     1. Tenant, shall not park or permit the parking of any vehicle under its control in any areas designated by Landlord as parking areas for visitors to the Building. Tenant shall not park any vehicles in the Parking Areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

     2. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the Parking Areas shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

     3. No overnight or extended term storage of vehicles shall be permitted.

     4. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

     5. All directional signs and arrows must be observed.

     6. The speed limit within all parking areas shall be 5 miles per hour.

     7. Parking is prohibited:

          (a) in areas not striped for parking;

          (b) in aisles;

          (c) where "no parking" signs are posted;

          (d) on ramps;

          (e) in cross hatched areas; and

          (f) in such other areas as may be designated by Landlord or Landlord's Parking Operator.

     8. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

     9. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the Parking Areas that does not have an identification device. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the purchaser must be reported immediately to avoid confusion.

     10. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

     11. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Parking Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

     12. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.



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